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                                                                     EXHIBIT 4.1


Number CA-[FIELD](cert#)      INCORPORATED UNDER THE LAWS OF      **[FIELD](#shares)**Shares
                                  THE STATE OF DELAWARE               Class A Common Stock
                                    November 21, 1994

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

Authorized Common Stock:  17,000,000 Shares       Authorized Preferred Stock:  5,672,950 Shares
Class A Common Stock:  12,000,000 Shares            Series A Preferred Stock:  4,000,000 Shares
Class B Common Stock:  5,000,000 Shares             Series B Preferred Stock:  1,672,950 Shares

       THIS CERTIFIES THAT [FIELD](NAME) is the record holder of [FIELD](alphashares) (**[FIELD](#shares)**) shares of the Class A Common Stock of INTERNATIONAL MANUFACTURING SERVICES, INC., transferable only on the share register of said corporation by the holder, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

        This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said corporation and any amendments thereof, to all of which the holder of this Certificate, by acceptance hereof, assents. The shares represented by this Certificate are subject to the legend(s) affixed to the back of this Certificate.

        A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder, upon request, at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers of the Corporation this [FIELD (date)] day of August, 1997.


----------------------------------           -----------------------------------
        President                                      Secretary


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FOR VALUE RECEIVED I DO HEREBY SELL, ASSIGN, AND TRANSFER UNTO
_______________________________________ _______________ SHARES REPRESENTED BY
THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________________________ AS ATTORNEY TO TRANSFER THE SAID SHARES
ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED _____________, _____

IN PRESENCE OF __________________________   ____________________________________
                        (Witness)                      (Stockholder)



____________________________________________
                 (Stockholder)


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.